Exhibit 99.1

IFF Reports Second Quarter 2017 Results

Achieved strong sales performance in Q2; Reconfirms full year 2017 financial guidance

NEW YORK--(BUSINESS WIRE)--August 8, 2017--Regulatory News:

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF), a leading innovator of sensory experiences that move the world, reported financial results and strategic achievements for the second quarter ended June 30, 2017.

Q2 2017 Consolidated Summary: Change vs. Prior Year

	Reported (GAAP)			Adjusted (Non-GAAP)¹			Currency Neutral (Non-GAAP)¹
	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS
Consolidated	6%	(3)%	(5)%	6%	4%	2%	8%	6%	8%
Acquisition Impact	6%	4%	5%	6%	4%	5%	6%	4%	4%

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Management Commentary

“Our second quarter results finished in line with our expectations, with improved trends across several of our key financial metrics,” said IFF Chairman and CEO Andreas Fibig. “We continued to advance our strategy as we drove innovation, executed our productivity programs, and benefited from acquisitions. These improvements reflect significant efforts across our entire organization as we implement our long-term strategy and generate strong returns for our shareholders.”

Mr. Fibig continued, “Looking forward, we expect second half performance to see improved year-over-year organic sales growth and additional savings related to the productivity program we announced earlier this year. For the full year, we remain optimistic that we can achieve our previously stated currency neutral guidance.”

Second Quarter 2017 Consolidated Financial Highlights

  Reported net sales for the second quarter totaled $842.9 million, an increase of 6% from $793.5 million for the second quarter of 2016. Excluding the impact of foreign exchange, currency neutral sales increased 8% over the prior year, including approximately six percentage points related to our recent acquisitions.
  Reported operating profit for the second quarter was $159.1 million versus $164.7 million reported in 2016. Excluding the impact of foreign exchange and those items that affect comparability, currency neutral adjusted operating profit grew 6%, to $171.8 million, principally driven by acquisitions, volume growth, and productivity initiatives.
  Reported earnings per share (EPS) for the second quarter was $1.38 per diluted share versus $1.46 per diluted share reported in 2016. Excluding the impact of foreign exchange and those items that affect comparability, currency neutral adjusted EPS improved 8%, to $1.50 per diluted share, benefiting from a year-over-year reduction in shares outstanding.

Second Quarter 2017 Strategic Highlights

Innovating Firsts: strengthen position and drive differentiation in priority R&D platforms

  Sweetness and savory modulation portfolio sales improved strong double-digits
  Flavors Latin America grew strong double-digits led by our proprietary delivery system
  Rolled out new flavor modulator for our flavorists’ to use in formulation development
  Launched new fragrance ingredient, Veraspice™, to further drive differentiation
  IFF | Lucas Meyer Cosmetics won Bronze at In-Cosmetics Global 2017 for Siligel™

Win Where We Compete: achieve market leadership position in key markets, categories & customers

  North America sales +19%, inclusive of our recent acquisitions
  Middle East & Africa up strong double-digits led by growth in both Flavors & Fragrances

Become Our Customers’ Partner of Choice: attain commercial excellence

  Launched TastepointSM by IFF to serve dynamic mid-tier customers
  First and only F&F house to sign the World Business Council for Sustainable Development’s (WBCSD) new publication, The CEO Guide to the Circular Economy

Strengthen and Expand the Portfolio: pursue value creation through collaborations & acquisitions

  David Michael, Fragrance Resources and PowderPure acquisitions contributed approximately 6 percentage points of sales growth and 4 percentage points of operating profit growth in Q2 2017
  Cosmetic Active Ingredients grew strong double-digits
  Joined MIT Media Lab to Accelerate Sensorial Open Innovation

Second Quarter 2017 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Fragrances:	4%	(3)%	5%	(3)%
Acquisition Impact	4%	0%	4%	0%

Flavors:	9%	11%	11%	14%
Acquisition Impact	7%	7%	8%	8%

Fragrances Business Unit

  On a reported basis, sales increased 4%, or $14.6 million, to $428.5 million while currency neutral sales improved 5%. This increase was driven by the benefit of acquisitions as well as growth in Fine Fragrances, Fabric Care and Fragrance Ingredients.
  Fine Fragrances improved 10% on a reported basis and 11% on a currency neutral basis, inclusive of additional sales related to the acquisition of Fragrance Resources. Performance was driven by double-digit growth in Greater Asia, EAME and North America, more than offsetting softness in Latin America.
  Consumer Fragrances was flat on a reported basis and improved 1% on a currency neutral basis principally driven by the additional sales related to the acquisition of Fragrance Resources and low-single-digit improvements in Fabric Care and Home Care.
  Fragrance Ingredients grew 7% on a reported basis and 9% on a currency neutral basis, led by double-digit growth in EAME and Latin America and double-digit growth in cosmetic active ingredients.
  Fragrances segment profit decreased 3% on a reported basis and currency neutral basis, as volume growth and the benefits from productivity initiatives were more than offset by unfavorable price to input costs and weaker sales mix.

Flavors Business Unit

  On a reported basis, sales increased 9%, or $34.8 million, to $414.3 million while currency neutral sales grew 11%. This increase was driven by organic growth coming from three of the four regions, as well as a strong contribution of sales related to the David Michael acquisition.
  EAME increased 2% on a reported basis and 9% on a currency neutral basis, led by broad-based growth, particularly in Western Europe and Central, Southern and Eastern Europe as well as additional sales related to the acquisition of David Michael.
  North America grew 30% reflecting additional sales related to the acquisition of David Michael and PowderPure, as well as broad-based category growth led by double-digit growth in Dairy and high-single-digit growth in Savory.
  Latin America increased 13% on a reported basis and 11% on a currency neutral basis, led by strong double-digit growth in Argentina and Colombia.
  Greater Asia decreased 3% on a reported basis and 2% on a currency neutral basis, as double-digit growth in Thailand and India plus low-single-digit growth in China was more than offset by challenging conditions in Indonesia.
  Flavors segment profit grew 11% on a reported basis and 14% on a currency neutral basis, driven by the contribution of acquisitions, the benefits from productivity initiatives and volume growth.

FY 2017 Financial Guidance: Percent Change vs. Prior Year

The Company’s current full year 2017 guidance:

	Currency Neutral	FX Impact[1]	Adjusted[2]

Sales	7.5% - 8.5%	~(1.0)%	6.5% - 7.5%
Operating Profit	5.5% - 6.5%	~(1.5)%	4.0% - 5.0%
EPS	6.5% - 7.5%	~(2.5)%	4.0% - 5.0%

1 See Use of Non-GAAP Financial Measures
2 Excludes items impacting comparability

A copy of the Company’s Quarterly Report on Form 10-Q will be available on its website at www.iff.com or at sec.gov by August 9, 2017.

Audio Webcast

A live webcast to discuss the Company’s second quarter financial results will be held on August 9, 2017, at 10:00 a.m. EDT. Investors may access the webcast and accompanying slide presentation on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for fiscal year 2017, the expected impact of and benefits from productivity initiatives and the impact of our actions on long-term value creation for our customers and shareholders. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on February 28, 2017. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) macroeconomic trends affecting the emerging markets; (2) the Company’s ability to implement and adapt its Vision 2020 strategy; (3) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2020 strategy, and to realize the anticipated benefits of those acquisitions; (4) the Company’s ability to realize the benefits of its productivity initiatives and other optimization activities, (5) the Company’s ability to effectively compete in its market, and to successfully develop new and competitive products that appeal to its customers and consumers; (6) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (7) the Company’s ability to benefit from its investments and expansion in emerging markets; (8) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates, including the devaluation of the Euro and certain emerging market currencies; (9) the economic and political risks associated with the Company’s international operations, including challenging economic conditions in China and Latin America; (10) the impact of any failure of the Company’s key information technology systems or costs that could be incurred due to a breach of data privacy or information security; (11) the Company’s ability to attract and retain talented employees; (12) the Company’s ability to comply with, and the costs associated with compliance with U.S. and foreign environmental protection laws; (13) volatility and increases in the price of raw materials, energy and transportation; (14) price realization in a rising input cost environment (15) fluctuations in the quality and availability of raw materials; (16) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (17) the impact of customer claims or product recalls; (18) any adverse impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; (19) the Company’s ability to successfully manage its working capital and inventory balances; (20) uncertainties regarding the outcome of, or funding requirements related to litigation or settlement of pending litigation uncertain tax positions or other contingencies; (21) the effect of legal and regulatory developments, as well as restrictions or costs that may be imposed on the Company or its operations by U.S. and foreign governments; (22) adverse changes in federal, state, local and international tax legislation or policies, including with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; and (23) changes in market conditions or governmental regulations relating to our pension and postretirement obligations. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

We provide in this press release (i) Currency Neutral Sales, (ii) Adjusted Operating Profit and Currency Neutral Adjusted Operating Profit and (iii) Adjusted EPS and Currency Neutral Adjusted EPS. Currency Neutral Sales eliminate the effects that result from translating its international sales in U.S. dollars. Adjusted Operating Profit and Adjusted EPS exclude (a) restructuring costs, (b) certain other non-operational significant items such as legal charges/credits, gain on sale of assets, operational improvement initiatives, acquisition related costs, integration-related costs and CTA realization and (c) costs associated with product recalls (often referred to as “Items Impacting Comparability”). When we provide our expectations for our currency neutral metrics in our full year 2017 guidance, we estimate the anticipated FX impact by comparing prior year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction. When we provide our expectations for our Adjusted Operating Profit and our Adjusted EPS in our full year 2017 guidance, the closest corresponding GAAP measures (expected reported Operating Profit and EPS) and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally are not available without unreasonable effort due to inherent difficulty of forecasting the timing and amount of reconciling items that would be excluded from the GAAP measure in the relevant future period and the relevant tax impact of such reconciling items on EPS. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. Currency Neutral Sales, Adjusted Operating Profit, Currency Neutral Adjusted Operating Profit, Adjusted EPS and Currency Neutral Adjusted EPS should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

Meet IFF

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF) is a leading innovator of sensorial experiences that move the world. At the heart of our company, we are fueled by a sense of discovery, constantly asking “what if?”. That passion for exploration drives us to co-create unique products that consumers taste, smell, or feel in fine fragrances and beauty, detergents and household goods, as well as beloved foods and beverages. Our 7,400 team members globally take advantage of leading consumer insights, research and development, creative expertise, and customer intimacy to develop differentiated offerings for consumer products. Learn more at www.iff.com, Twitter , Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change

Net sales	$842,861	$793,478	6%	$1,671,154	$1,576,789	6%
Cost of goods sold	468,272	427,837	9%	931,899	850,940	10%
Gross profit	374,589	365,641	2%	739,255	725,849	2%
Research and development expenses	70,320	63,252	11%	140,031	126,637	11%
Selling and administrative expenses	135,910	132,784	2%	276,240	256,327	8%
Amortization of acquisition-related intangibles	8,494	5,130	66%	15,561	11,191	39%
Restructuring and other charges, net	791	—	100%	10,934	—	100%
Gain on sales of fixed assets	(68)	(197)	(65)%	(89)	(2,910)	(97)%
Operating profit	159,142	164,672	(3)%	296,578	334,604	(11)%
Interest expense	17,556	15,060	17%	30,363	27,539	10%
Other (income) expense, net	(454)	(2,438)	(81)%	(14,312)	118	(12,229)%
Income before taxes	142,040	152,050	(7)%	280,527	306,947	(9)%
Taxes on income	32,245	35,317	(9)%	54,968	71,610	(23)%
Net income	$109,795	$116,733	(6)%	$225,559	$235,337	(4)%

Earnings per share - basic	$1.39	$1.46		$2.85	$2.94
Earnings per share - diluted	$1.38	$1.46		$2.84	$2.93

Average shares outstanding
Basic	79,072	79,764		79,088	79,809
Diluted	79,305	80,040		79,360	80,141

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2017	2016
Cash and cash equivalents	$491,386	$323,992
Receivables	665,511	550,658
Inventories	623,762	592,017
Other current assets	213,267	142,347
Total current assets	1,993,926	1,609,014

Property, plant and equipment, net	811,826	775,716
Goodwill and other intangibles, net	1,571,229	1,365,906
Other assets	241,894	266,348
Total assets	$4,618,875	$4,016,984

Bank borrowings and overdrafts, commercial paper and current portion
of long-term debt	$257,873	$258,516
Other current liabilities	603,350	639,781
Total current liabilities	861,223	898,297

Long-term debt	1,636,338	1,066,855
Non-current liabilities	441,228	420,698

Shareholders' equity	1,680,086	1,631,134
Total liabilities and shareholders' equity	$4,618,875	$4,016,984

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$225,559	$235,337
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	55,805	49,743
Deferred income taxes	1,505	16,543
Gain on disposal of assets	(89)	(2,910)
Stock-based compensation	12,893	13,774
Pension contributions	(31,557)	(39,510)
Litigation settlement	(56,000)	—
Foreign currency gain on liquidation of entity	(12,214)	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(77,580)	(70,361)
Inventories	(4,228)	(7,271)
Accounts payable	(23,479)	(29,167)
Accruals for incentive compensation	(12,316)	(2,001)
Other current payables and accrued expenses	(3,099)	13,400
Other assets	18,007	4,054
Other liabilities	(35,286)	(9,335)
Net cash provided by operating activities	57,921	172,296

Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(191,304)	—
Additions to property, plant and equipment	(46,153)	(43,236)
Proceeds from life insurance contracts	1,941	—
Maturity of net investment hedges	3,016	(641)
Proceeds from disposal of assets	473	3,630
Net cash used in investing activities	(232,027)	(40,247)

Cash flows from financing activities:
Cash dividends paid to shareholders	(101,184)	(89,463)
Increase (decrease) in revolving credit facility borrowings and overdrafts	21,595	(138,142)
Deferred financing costs	(5,373)	(4,796)
Proceeds from issuance of long-term debt	498,250	555,559
Loss on pre-issuance hedges	(5,310)	(3,244)
Proceeds from issuance of stock under stock plans	329	494
Employee withholding taxes paid	(11,485)	(13,315)
Purchase of treasury stock	(53,211)	(71,714)
Net cash provided by financing activities	343,611	235,379
Effect of exchange rates changes on cash and cash equivalents	(2,111)	(9,424)
Net change in cash and cash equivalents	167,394	358,004
Cash and cash equivalents at beginning of year	323,992	181,988
Cash and cash equivalents at end of period	$491,386	$539,992

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Sales
Flavors	$414,323	$379,504	$820,487	$752,012
Fragrances	428,538	413,974	850,667	824,777
Consolidated	842,861	793,478	1,671,154	1,576,789

Segment Profit
Flavors	100,338	90,337	198,346	182,151
Fragrances	84,860	87,596	166,557	176,833
Global Expenses	(13,398)	(12,268)	(29,594)	(26,141)
Restructuring and other charges, net	(791)	(182)	(10,934)	(283)
Acquisition and related costs	(6,278)	(213)	(15,066)	(1,249)
Operational improvement initiative costs	(445)	(831)	(1,066)	(1,099)
Legal (charges) credits	(1,000)	36	(1,000)	1,482
Gain on sales of assets	68	197	89	2,910
Tax assessment	19	—	(5,331)	—
Integration-related costs	(731)	—	(1,923)	—
Product liability charge	(3,500)	—	(3,500)	—
Operating profit	159,142	164,672	296,578	334,604

Interest Expense	(17,556)	(15,060)	(30,363)	(27,539)
Other income (expense), net	454	2,438	14,312	(118)
Income before taxes	$142,040	$152,050	$280,527	$306,947

Operating Margin
Flavors	24.2%	23.8%	24.2%	24.2%
Fragrances	19.8%	21.2%	19.6%	21.4%
Consolidated	18.9%	20.8%	17.7%	21.2%

International Flavors & Fragrances Inc.
Sales Performance by Region and Category
(Unaudited)

		Second Quarter 2017 vs. Second Quarter 2016
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	12%	7%	2%	7%	30%	19%

EAME	Reported	15%	4%	8%	8%	2%	6%
Currency Neutral		19%	8%	11%	12%	9%	11%

Latin America	Reported	-5%	-5%	35%	-2%	13%	3%
Currency Neutral		-7%	-6%	34%	-4%	11%	1%

Greater Asia	Reported	23%	-3%	1%	-2%	-3%	-3%
Currency Neutral		25%	-2%	3%	-1%	-2%	-1%

Total	Reported	10%	0%	7%	4%	9%	6%
Currency Neutral		11%	1%	9%	5%	11%	8%

		First Six Months 2017 vs. First Six Months 2016
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	10%	6%	-4%	4%	28%	17%

EAME	Reported	18%	4%	10%	10%	1%	6%
Currency Neutral		22%	8%	13%	13%	7%	11%

Latin America	Reported	-9%	-7%	25%	-5%	11%	0%
Currency Neutral		-14%	-7%	24%	-7%	8%	-1%

Greater Asia	Reported	18%	0%	-6%	0%	-1%	0%
Currency Neutral		20%	1%	-4%	1%	0%	0%

Total	Reported	10%	1%	4%	3%	9%	6%
Currency Neutral		11%	2%	5%	4%	11%	7%

Currency neutral growth is calculated by translating prior year sales at the exchange rates used for the corresponding 2017 period.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

Q2 Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	6%	-3%	-5%
Items Impacting Comparability	0%	7%	7%
% Change - Adjusted (Non-GAAP)	6%	4%	2%
Currency Impact	2%	3%	6%
% Change - Currency Neutral (Adjusted)	8%	6%*	8%

Q2 Flavors	Sales	Segment Profit
% Change - Reported (GAAP)	9%	11%
Currency Impact	2%	3%
% Change - Currency Neutral	11%	14%

Q2 Fragrances	Sales	Segment Profit
% Change - Reported (GAAP)	4%	-3%
Currency Impact	1%	0%
% Change - Currency Neutral	5%	-3%

1H Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	6%	-11%	-3%
Items Impacting Comparability	0%	12%	7%
% Change - Adjusted (Non-GAAP)	6%	1%	4%
Currency Impact	1%	4%	5%
% Change - Currency Neutral (Adjusted)	7%	5%	9%

*Item does not foot due to rounding

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Second Quarter 2017
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition and Related Costs (b)	Integration related costs (c)	FDA mandated product recall (h)	Adjusted (Non-GAAP)
Gross profit	$374,589	445	5,606	98	3,500	$384,238

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Acquisition and Related Costs (b)	Integration related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	$135,910	(672)	(542)	(1,000)	19	$133,715

	Reconciliation of Operating Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Integration related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Restructuring and Other Charges (f)	Gain on Sale of Asset (g)	FDA mandated product recall (h)	Adjusted (Non-GAAP)
Operating profit	$159,142	445	6,278	731	1,000	(19)	791	(68)	3,500	$171,800

	Reconciliation of Net Income
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Integration related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Restructuring and Other Charges (f)	Gain on Sale of Asset (g)	FDA mandated product recall (h)	Adjusted (Non-GAAP)
Income before taxes	$142,040	445	6,278	731	1,000	(19)	791	(68)	3,500	$154,698
Taxes on income (i)	$32,245	111	1,472	243	354	(7)	(75)	(22)	1,238	$35,559
Net income	$109,795	334	4,806	488	646	(12)	866	(46)	2,262	$119,139
Diluted EPS	$1.38	—	0.06	0.01	0.01	—	0.01	—	0.03	$1.50
(a)	Represents accelerated depreciation and idle labor costs in Hangzhou, China.
(b)	Represents the amortization of inventory "step-up" related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in Cost of goods sold and transaction costs related to the acquisitions of Fragrance Resources and PowderPure, included in Selling and administrative expenses.
(c)	Represents costs related to the integration of the David Michael and Fragrance Resources acquisitions.
(d)	Represents additional charge related to litigation settlement.
(e)	Represents the reversal of a portion of the reserve for payment of a tax assessment related to commercial rent for prior periods.
(f)	Represents severance costs related to the 2017 Productivity Program which were partially offset by the reversal of 2015 severance charges that were no longer needed.
(g)	Represents gains on sale of assets.
(h)	Represents an estimate of the Company's incremental direct costs and customer reimbursement obligations, in excess of the Company's sales value of the recalled products, arising from an FDA mandated recall of consumer products as a result of raw material received and identified by the Company as containing contamination. (The sales value of the recalled products was reserved in the first quarter of 2017). While the Company does not believe that any of the affected raw material was included in its finished products delivered to the customer, as the delivered product included raw material of the same vendor lot that tested positive, the FDA, after being notified by the Company, initiated a recall of all consumer products including raw material from the affected vendor lot due to the potential for product contamination.
(i)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred. For the second quarter of 2017, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit).
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $0.6M related to PowderPure, $1.5M related to Fragrance Resources, $1.1M related to David Michael, $1.9M related to Lucas Meyer and $1.6M related to Ottens Flavors.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Second Quarter 2016
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Adjusted (Non-GAAP)
Gross profit	$365,641	182	831	$366,654

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Acquisition and Related Costs (c)	Legal Charges/Credits (d)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	$132,784	(213)	36	$132,607

	Reconciliation of Operating Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Operating profit	$164,672	182	831	213	(36)	(197)	$165,665

	Reconciliation of Net Income
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Income before taxes	$152,050	182	831	213	(36)	(197)	$153,043
Taxes on income (f)	$35,317	35	208	(102)	(9)	(65)	$35,384
Net income	$116,733	147	623	315	(27)	(132)	$117,659
Diluted EPS	$1.46	—	0.01	—	—	—	$1.47
(a)	Accelerated depreciation related to restructuring activities.
(b)	Accelerated depreciation and severance costs in Hangzhou, China.
(c)	Additional transaction costs related to the acquisition of Lucas Meyer, included in Selling and administrative expenses.
(d)	Principally related to favorable tax rulings.
(e)	Principally related to gain on sale of property in Europe.
(f)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred. For the second quarter of 2016, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit).
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $1.7M related to Lucas Meyer and $1.6M related to Ottens Flavors.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Second Quarter Year-to-Date 2017
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition and Related Costs (b)	Integration Related costs (c)	FDA mandated product recall (i)	Adjusted (Non-GAAP)
Gross profit	$739,255	1,066	10,908	186	3,500	$754,915

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Acquisition and Related Costs (b)	Integration Related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	$276,240	(4,158)	(1,485)	(1,000)	(5,331)	$264,266

	Reconciliation of Operating Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Integration Related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Restructuring and Other Charges (f)	Gain on Sale of Asset (g)	FDA mandated product recall (i)	Adjusted (Non-GAAP)
Operating profit	$296,578	1,066	15,066	1,923	1,000	5,331	10,934	(89)	3,500	$335,309

	Reconciliation of Net Income
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Integration Related costs (c)	Legal Charges/Credits (d)	Tax Assessment (e)	Restructuring and Other Charges (f)	Gain on Sale of Asset (g)	CTA Realization (h)	FDA mandated product recall (i)	Adjusted (Non- GAAP)
Income before taxes	$280,527	1,066	15,066	1,922	1,000	5,331	10,934	(89)	(12,217)	3,500	$307,040
Taxes on income (j)	$54,968	266	4,610	606	354	1,885	2,892	(29)	—	1,238	$66,790
Net income	$225,559	800	10,456	1,316	646	3,446	8,042	(60)	(12,217)	2,262	$240,250
Diluted EPS	$2.84	0.01	0.13	0.02	0.01	0.04	0.10	—	(0.15)	0.03	$3.02	*
(a)	Represents accelerated depreciation and idle labor costs in Hangzhou, China.
(b)	Represents the amortization of inventory "step-up" related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in Cost of goods sold and transaction costs related to the acquisitions of Fragrance Resources and PowderPure, included in Selling and administrative expenses.
(c)	Represents costs related to the integration of the David Michael and Fragrance Resources acquisitions.
(d)	Represents additional charge related to litigation settlement.
(e)	Represents the reserve for payment of a tax assessment related to commercial rent for prior periods.
(f)	Represents severance costs related to the 2017 Productivity Program which were partially offset by the reversal of 2015 severance charges that were no longer needed.
(g)	Represents gains on sale of assets.
(h)	Represents the release of CTA related to the liquidation of a foreign entity.
(i)	Represents an estimate of the Company's incremental direct costs and customer reimbursement obligations, in excess of the Company's sales value of the recalled products, arising from an FDA mandated recall of consumer products as a result of raw material received and identified by the Company as containing contamination. (The sales value of the recalled products was reserved in the first quarter of 2017). While the Company does not believe that any of the affected raw material was included in its finished products delivered to the customer, as the delivered product included raw material of the same vendor lot that tested positive, the FDA, after being notified by the Company, initiated a recall of all consumer products including raw material from the affected vendor lot due to the potential for product contamination.
(j)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. For the first six months of 2017, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit).
*	Item does not foot due to rounding
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $0.6M related to PowderPure, $2.8M related to Fragrance Resources, $1.7M related to David Michael, $3.8M related to Lucas Meyer and $3.1M related to Ottens Flavors.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Second Quarter Year-to-Date 2016
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition and Related Costs (c)	Adjusted (Non-GAAP)
Gross profit	$725,849	283	1,099	889	$728,120

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Acquisition and Related Costs (c)	Legal Charges/Credits (d)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	$256,327	(360)	1,482	$257,449

	Reconciliation of Operating Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Operating profit	$334,604	283	1,099	1,249	(1,482)	(2,910)	$332,843

	Reconciliation of Net Income
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Income before taxes	$306,947	283	1,099	1,249	(1,482)	(2,910)	$305,186
Taxes on income (f)	$71,610	54	275	266	(411)	(637)	$71,157
Net income	$235,337	229	824	983	(1,071)	(2,273)	$234,029
Diluted EPS	$2.93	—	0.01	0.01	(0.01)	(0.03)	$2.91
(a)	Accelerated depreciation related to restructuring activities.
(b)	Accelerated depreciation and severance costs in Hangzhou, China.
(c)	Expense related to the amortization of inventory step-up, included in Cost of goods sold, and additional transaction costs related to the acquisition of Lucas Meyer, included in Selling and administrative expenses.
(d)	Settlements due to favorable tax rulings in jurisdictions for which reserves were previously recorded for ongoing tax disputes.
(e)	Principally related to gain on sale of property in Europe.
(f)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred. For the first six months of 2016, these non-GAAP adjustments were not subject to foreign tax credits or valuation allowances, but to the extent that such factors are applicable to any future non-GAAP adjustments we will take such factors into consideration in calculating the tax expense (benefit).
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $4.3M related to Lucas Meyer and $3.2M related to Ottens Flavors.

CONTACT:
International Flavors & Fragrances Inc.
Michael DeVeau, 212-708-7164
VP, Corporate Strategy, Investor Relations & Communications
Michael.DeVeau@iff.com